EXHIBIT 10.1

AMENDMENT No. 5

Dated as of August 20, 2007

to

RECEIVABLES PURCHASE AGREEMENT

Dated as of June 26, 1998

This AMENDMENT NO. 5 (this “Amendment”) dated as of August 20, 2007 is entered into among PILGRIM’S PRIDE FUNDING CORPORATION (“Seller”), PILGRIM’S PRIDE CORPORATION (“Pilgrim’s Pride”) as initial Servicer, FAIRWAY FINANCE COMPANY, LLC (as successor to Fairway Finance Corporation) (“Purchaser”) and BMO CAPITAL MARKETS CORP. (as successor to Harris Nesbitt Corp. (f/k/a BMO Nesbitt Burns Corp.)), as agent for the Purchaser (in such capacity, together with its successors and assigns, the “Agent”).

RECITALS

WHEREAS, the parties hereto have entered into a certain Receivables Purchase Agreement dated as of June 26, 1998 (as amended through the date hereof, the “Agreement”);

WHEREAS, in order to make the most efficient use of the financing facility contemplated by the Agreement and the other Transaction Documents, the Seller has requested the Purchaser and the Agent to agree to certain amendments and/or modifications to such facility as described herein for various purposes;

WHEREAS, the Purchaser and the Agent are willing to agree to such amendments solely on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the promises and the mutual agreements contained herein and in the Agreement, the parties hereto agree as follows:

SECTION 1.  Definitions. All capitalized terms used, but not otherwise defined, herein shall have the respective meanings for such terms set forth in Exhibit I to the Agreement.

SECTION 2.  Amendments to the Agreement. The Agreement is hereby amended as follows:

2.1.  The definition of “Change in Control” is hereby amended and restated in its entirety as follows:

“Change of Control” means the occurrence of any of the following:

(i) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Pilgrim’s Pride and its subsidiaries taken as a whole to any “person” or “group” (as such terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) other than a subsidiary of Pilgrim’s Pride;

(ii) any “person” or “group” (as such terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), other than the Pilgrim Family, becomes the ultimate “beneficial owner,” as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, of more than 50% of the total voting power of the Voting Stock of Pilgrim's Pride on a fully-diluted basis;

(iii) the adoption of a plan relating to the liquidation or dissolution of Pilgrim’s Pride;

(iv) the consummation of any transaction (including, without limitation, any merger, consolidation or recapitalization) to which Pilgrim’s Pride is a party the result of which is that, immediately after such transaction, the holders of all of the outstanding Voting Stock of Pilgrim’s Pride immediately prior to such transaction hold less than 50.1% of the Voting Stock of the Person surviving such transaction, measured by voting power rather than number of shares;

(v) the first day on which a majority of the members of the Board of Directors of Pilgrim’s Pride are not Continuing Directors; or

(vi) Pilgrim’ Pride ceases to own at least 100% of the outstanding capital stock of the Seller.

For purposes of this definition:

“Continuing Directors” means, as of any date of determination, any member of the board of directors of Pilgrim's Pride who:

(i) was a member of such board of directors on the date hereof; or

(ii) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board at the time of such nomination or election.

“Pilgrim Family” means Lonnie A. “Bo” Pilgrim, his spouse, his issue, his estate and any trust, partnership or other entity primarily for the benefit of him, his spouse and/or issue, including any direct or indirect trustee, managing partner or such other Person serving a similar function.

“Voting Stock” of any Person as of any date means the capital stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

1.1.  Clause (i) of the definition of “Defaulted Receivable” set forth in Exhibit I to the Agreement is hereby amended and restated in its entirety as follows:

(i) as to which any payment, or part thereof, remains unpaid for 91 days or more from the invoice date for such Receivable;

1.2.  Clause (i) of the definition of “Delinquent Receivable” set forth in Exhibit I to the Agreement is hereby amended and restated in its entirety as follows:

(i) as to which any payment, or part thereof, remains unpaid for 61 days or more from the invoice date for such Receivable; or

1.1.  Clause (viii) of the definition of “Eligible Receivables” set forth in Exhibit I to the Agreement is hereby amended and restated in its entirety as follows:

(viii) which arise from the sale and delivery of goods or services (other than the sale and delivery of turkey and turkey related products directly to third-party customers from any Excluded Turkey Plant) in the ordinary course of the applicable Originator’s (including the applicable Transferor’s) business; provided that Receivables that existed on or about August 15, 2007 that were originated by Pilgrim’s Pride Corporation of Georgia, Inc. (as successor by merger to Gold Kist Inc.) that would otherwise constitute “Eligible Receivables” but for this clause (viii) shall be “Eligible Receivables”;

1.2.  The definition of “Excluded Turkey Plants” set forth in Exhibit I to the Agreement is hereby amended and restated in its entirety as follows:

“Excluded Turkey Plant” means, solely the production and turkey processing plant of Pilgrim’s Pride or any of its Affiliates designated by it as “New Oxford Pennsylvania” which relates to a portion (but not all) of Pilgrim’s Pride’s business in respect of turkey and/or turkey related products.

1.3.  Clause (a) of the definition of “Facility Termination Date” set forth in Exhibit I to the Agreement is hereby amended by replacing the reference to “June 26, 2008” with a reference to “August 20, 2012”.

1.4.  The definition of “Normal Concentration Percentage” set forth in Exhibit I to the Agreement is hereby amended in its entirety as follows:

“Normal Concentration Percentage” means, at any time, (a) for any Obligor that is not a Special Obligor or Wal-Mart, 3%; (b) for any Obligor that is a Special Obligor, (i) if such Special Obligor is rated A+ or better by S&P and A1 or better by Moody’s, 12% or (ii) if such Special Obligor is not so rated but is rated at least BBB- by S&P and Baa3 by Moody’s, 6%; or (c) for any Obligor that is Wal-Mart, (i) if Wal-Mart is rated AA or better by S&P and Aa2 or better by Moody’s, 18%, or (ii) if Wal-Mart is not so rated but is rated at least AA- by S&P and Aa3 by Moody’s, 15% or (iii) if Wal-Mart is rated A+ or lower by S&P and A1 or lower by Moody’s, the applicable percentage shall be as set forth for Obligors and Special Obligors in this definition. If the ratings from S&P and Moody’s fall within different categories, the Normal Concentration Percentage shall be based on the category in which the lower of the two ratings falls. If any Obligor is rated only by S&P or only by Moody’s, the Normal Concentration Percentage shall be based on the rating by such Rating Agency without regard to a rating by any other Rating Agency.

1.1.  The definition of “Purchase Limit” set forth in Exhibit I to the Agreement is hereby amended by replacing the amount “$125,000,000” with the amount “$300,000,000” therein.

1.2.  The definition of “Transferor” set forth in Exhibit I to the Agreement is hereby amended and restated in its entirety as follows:

“Transferor” means, each Affiliate of Pilgrim’s Pride, from time to time party to a Purchase Agreement, as a seller or transferor thereunder. As of the date hereof such Transferors shall include only the following entities: each of Pilgrim’s Pride Corporation of West Virginia, Inc. and PFS Distribution Company.

1.3.  The following definition is hereby added to Exhibit I to the Agreement in the appropriate alphabetical order:

“Wal-Mart” means Wal-Mart Stores, Inc., a Delaware corporation, and its subsidiaries.

1.4.  Clause (e) of Exhibit V to the Agreement is hereby amended by deleting the reference to the amount “$5,000,000” therein with the amount “$20,000,000” therefor.

SECTION 2.  Representations and Warranties. Each of the Seller and the Servicer hereby represents and warrants to the Purchaser and the Agent that the representations and warranties of such Person contained in Exhibit III to the Agreement are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct as of such earlier date), and that as of the date hereof, no Termination Event or Unmatured Termination Event has occurred and is continuing or will result from this Amendment.

SECTION 3.  Effect of Amendment. (a) All provisions of the Agreement, as expressly amended and modified by this Amendment, shall remain in full force and effect and are hereby ratified and confirmed in all respects. After this Amendment becomes effective, all references in the Agreement (or in any other Transaction Document) to “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Agreement shall be deemed to be references to the Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Agreement other than as set forth herein.

(b)  Notwithstanding anything in the Agreement or any other Transaction Document to the contrary, each of the parties hereto, hereby consents and agrees to the amendments contemplated hereby and that all of the provisions in the Agreement, the Purchase and Contribution Agreement, the Purchase and Sale Agreement and the other Transaction Documents shall be interpreted so as to give effect to the intent of the parties hereto as set forth in this Amendment.

SECTION 1.  Effectiveness. This Amendment shall become effective as of the date hereof upon receipt by the Agent of the following (each, in form and substance satisfactory to the Agent):

(a)  Counterparts of this Amendment (whether by facsimile or otherwise) executed by each of the parties hereto;

(b)  Completed UCC requests for information, dated on or before the date hereof listing all effective financing statements filed in any applicable UCC jurisdictions that name Pilgrim’s Pride of Georgia, Inc. or PFS Distribution Company as debtor or seller, together with copies of such other financing statements (none of which shall cover any Receivables, Contracts or Related Security);

(c)  Favorable opinions of Baker & McKenzie, LLP, counsel for the Seller, Pilgrim’s Pride and the Transferors, in form and substance acceptable to the Agent and as to such corporate and enforceability and other matters as the Agent may reasonably request;

(d)  Favorable opinions of Baker & McKenzie, LLP, counsel for the Seller, Pilgrim’s Pride and the Transferors, in form and substance acceptable to the Agent and as to such UCC and perfection and other matters as the Agent may reasonably request; and

(e)  Such other documents, resolutions, certificates, agreements and opinions as the Agent may reasonably request in connection herewith.

SECTION 2.  Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.

SECTION 3.  Governing Law. This Amendment, including the rights and duties of the parties hereto, shall be governed by, and construed in accordance with, the laws of the State of Texas (without giving effect to the conflict of laws principles thereof).

SECTION 4.  Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Agreement or any provision hereof or thereof.

(continued on following page)

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

PILGRIM’S PRIDE FUNDING CORPORATION,
as Seller

By: /s/ Richard A. Cogdill
Name: Richard A. Cogdill
Title: Vice President, Chief Financial Officer,
Treasurer and Secretary

PILGRIM’S PRIDE CORPORATION,
as initial Servicer

By: /s/ Richard A. Cogdill
Name: Richard A. Cogdill
Title: Vice President, Treasurer and Secretary

FAIRWAY FINANCE COMPANY, LLC,
as Purchaser

By:/s/ Orlando Figueroa
Name: Orlando Figueroa
Title: President

BMO CAPITAL MARKETS CORP.,
as Agent

By:/s/ Brian Zaban
Name: Brian Zaban
Title: Managing Director

S-1                                                                                                                          Amedment No. 5 to RPA